Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 1-K of Indicia Corporation (the “Company”) of our report dated August 26, 2026, relating to our audit of the financial statements of the Company for the year ended December 31, 2025 and for the period from November 20, 2024 (Inception) to December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Form 1-K.

Tampa, Florida

August 28, 2026

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707